Exhibit 10.36

AMENDMENT NO. 1 TO

COMMON STOCK PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”) is entered into this 17th day of September 2010 (“Amendment Effective Date”) by and between Azimuth Opportunity Ltd., an international business company incorporated under the laws of the British Virgin Islands (the “Investor”), and Affymax, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and amends that certain Common Stock Purchase Agreement (the “Agreement”) between the Investor and the Company dated as of September 25, 2009. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the parties desire to amend the terms of the Agreement to, among other matters, provide for an extension of the term of the Agreement by twelve (12) months and to reduce the Threshold Price to be no lower than $4.00;

NOW THEREFORE, the parties hereto, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby agree as follows:

1.                                      Amendment and restatement of Sections 2.1 and 2.2.  Sections 2.1 and 2.2 are hereby amended and restated in their entirety as follows:

“Section 2.1                             Fixed Request Notice.  The Company may, from time to time in its sole discretion, no later than 9:30 a.m. (New York time) on the first Trading Day of the Pricing Period, provide to the Investor a Fixed Request notice, substantially in the form attached hereto as Exhibit A (the “Fixed Request Notice”), which Fixed Request Notice shall become effective at 9:30 a.m. (New York time) on the first Trading Day of the Pricing Period specified in the Fixed Request Notice; provided; however, that if the Company delivers the Fixed Request Notice to the Investor later than 9:30 a.m. (New York time) on a Trading Day, then the first Trading Day of such Pricing Period shall not be the Trading Day on which the Investor received such Fixed Request Notice, but shall be the Trading Day thereafter. The Fixed Request Notice shall specify the Fixed Amount Requested, establish the Threshold Price for such Fixed Request, designate the first and last Trading Day of the Pricing Period and specify the Optional Amount, if any, that the Company elects to grant to the Investor during the Pricing Period and the applicable Threshold Price for such Optional Amount (the “Optional Amount Threshold Price”) as well as the maximum and, if any, minimum Optional Amount Dollar Amount. The Threshold Price and the Optional Amount Threshold Price established by the Company in a Fixed Request Notice may be the same or different, in the Company’s sole discretion.  Upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept each Fixed Request Notice prepared and delivered in accordance with the provisions of this Agreement.

2.2                               Fixed Requests.  From time to time during the Investment Period, the Company may in its sole discretion deliver to the Investor a Fixed Request Notice for a specified Fixed Amount Requested, and the applicable discount price (the “Discount Price”) shall be determined, in accordance with the price and share amount parameters as set forth below or such other parameters mutually agreed upon by the Investor and the Company, and upon the terms and subject to the conditions of this Agreement, the Investor shall purchase from the Company the Shares subject to such Fixed Request Notice; provided, however, that (i) if an ex-dividend date is established by the Trading Market in respect of the Common Stock on or between the first Trading Day of the applicable Pricing Period and the applicable Settlement Date, the Discount Price shall be reduced by the per share dividend amount and (ii) the Company may not deliver any single Fixed Request Notice for a Fixed Amount Requested in excess of the lesser of (a) the amount in the applicable Fixed Amount Requested column below and (b) 2.5% of the Market Capitalization:

Threshold Price	Fixed Amount Requested	Discount Price

Equal to or greater than $36.00	Not to exceed $5,250,000	96.25% of the VWAP

Equal to or greater than $34.00 and less than $36.00	Not to exceed $5,000,000	96.20% of the VWAP

Equal to or greater than $32.00 and less than $34.00	Not to exceed $4,750,000	96.15% of the VWAP

Equal to or greater than $30.00 and less than $32.00	Not to exceed $4,500,000	96.10% of the VWAP

Equal to or greater than $28.00 and less than $30.00	Not to exceed $4,250,000	96.05% of the VWAP

Equal to or greater than $26.00 and less than $28.00	Not to exceed $4,000,000	96.00% of the VWAP

Equal to or greater than $24.00 and less than $26.00	Not to exceed $3,750,000	95.80% of the VWAP

Equal to or greater than $22.00 and less than $24.00	Not to exceed $3,500,000	95.60% of the VWAP

Equal to or greater than $20.00 and less than $22.00	Not to exceed $3,250,000	95.40% of the VWAP

Equal to or greater than $18.00 and less than $20.00	Not to exceed $3,000,000	95.20% of the VWAP

Equal to or greater than $16.00 and less than $18.00	Not to exceed $2,750,000	95.00% of the VWAP

Equal to or greater than $14.00 and less than $16.00	Not to exceed $2,500,000	94.75% of the VWAP

Equal to or greater than $12.00 and less than $14.00	Not to exceed $2,250,000	94.50% of the VWAP

Equal to or greater than $10.00 and less than $12.00	Not to exceed $2,000,000	94.38% of the VWAP

Equal to or greater than $4.00 and less than $10.00	Not to exceed $1,750,000	94.25% of the VWAP

Anything to the contrary in this Agreement notwithstanding, unless Company and Investor mutually agree, at no time shall the Investor be required to purchase more than the applicable amount worth of Common Stock pursuant to the preceding paragraph in respect of any Pricing Period (not including Common Stock subject to any Optional Amount).  The date on which the Company delivers any Fixed Request Notice in accordance with this Section 2.2 hereinafter shall be referred to as a “Fixed Request Exercise Date”.”

2.                                      Amendment and restatement of Section 7.1(i).  Section 7.1(i) is hereby amended and restated as follows:

“(i) the first day of the month next following the 36-month anniversary of the Effective Date (the “Investment Period”),”

3.                                      Amendment of Annex A, Sections (kkk) and (ooo).  Annex A, Sections (kkk) and (ooo) are hereby respectively amended and restated as follows:

“(kkk) “Threshold Price” is the lowest price (except to the extent otherwise provided in Section 2.6) at which the Company may sell Shares during the applicable Pricing Period as set forth in a Fixed Request Notice (not taking into account the applicable percentage discount during such Pricing Period determined in accordance with Section 2.2); provided, however, that at no time shall the Threshold Price be lower than $4.00 per share unless the Company and the Investor mutually shall agree.”; and

“(ooo) “Trading Market Limit” means that number of shares which is one less than 20.0% of the issued and outstanding shares of the Company’s Common Stock as of the Amendment Effective Date.”

4.                                      No other amendment.  Except as expressly set forth above, the remaining terms and conditions of the Agreement shall remain in full force and effect.

5.                                      Governing law. This Amendment shall be governed by and construed in accordance with the internal procedure and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state.

6.                                      Counterparts. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the date first above written.

AFFYMAX, INC.:

By:	/s/ Paul B. Cleveland
Name: Paul B. Cleveland
Title: Chief Financial Officer

AZIMUTH OPPORTUNITY LTD.:

By:	/s/ Peter Poole
Name: Peter Poole
Title: Director